Exhibit 99.2

Carpenter Technology Corporation

Supplemental Information

(Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	Years Ended June 30,
($ in millions)	2013	2013	2012	2012	2013	2012

Net Sales	$611.9	$581.4	$533.5	$544.9	$2,271.7	$2,028.7
Less: Surcharge Revenue	(115.3)	(110.2)	(102.8)	(104.1)	(432.4)	(459.1)
Net Sales Excluding Surcharge Revenues	$496.6	$471.2	$430.7	$440.8	$1,839.3	$1,569.6

Net Sales Excluding Surcharge Revenues
Specialty Alloys Operations	$377.8	$360.1	$324.4	$326.2	$1,388.5	$1,207.4
Performance Engineered Products	131.4	124.0	125.0	133.3	513.7	439.2
Intersegment	(12.6)	(12.9)	(18.7)	(18.7)	(62.9)	(77.0)

Net sales excluding surcharge revenues	$496.6	$471.2	$430.7	$440.8	$1,839.3	$1,569.6

Pounds Sold* (in thousands)
Specialty Alloys Operations	72,191	69,028	60,730	62,657	264,606	227,805
Performance Engineered Products	3,502	3,338	3,227	3,384	13,451	14,182
Intersegment	(333)	(598)	(1,375)	(2,027)	(4,333)	(6,455)

Consolidated pounds sold	75,360	71,768	62,582	64,014	273,724	235,532

* Pounds sold excludes sales associated with the distribution businesses.